UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 11, 2006
Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; relationships with customers or strategic partners; difficulties in integrating acquired businesses; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.

Item 2.01. Completion of Acquisition or Disposition of Assets
     On July 20, 2006, the Registrant announced that it had agreed to acquire the interactive medical education, promotion and physician recruitment businesses of Medsite, Inc. (which we refer to as the Acquired Business or Medsite). The Registrant completed the acquisition on September 11, 2006. Medsite provides e-detailing services for pharmaceutical, medical device and healthcare companies, including program development, targeted recruitment and online distribution and delivery. In addition, Medsite provides educational programs to physicians. The results of operations of Medsite will be included in the Registrant’s Online Services segment from September 11, 2006, the closing date of the acquisition.
     Pursuant to the Asset Purchase Agreement (which we refer to as the Purchase Agreement), dated as of July 19, 2006, among Medsite, Inc., Medsite Acquisition Corp., MedsiteCME, LLC and Medsite Pharmaceutical Services, LLC (collectively, the Sellers) and June Plum, Inc. (a wholly owned subsidiary of the Registrant formed for purposes of the acquisition), June Plum, Inc. purchased all of the assets and assumed certain specified liabilities of the Sellers related to the Acquired Business. The Sellers retained all assets that are not part of the Acquired Business and all liabilities that are not specifically assumed by June Plum, Inc.
     The purchase price for the Acquired Business was $41 million in cash, subject to customary post-closing adjustment based on net working capital at closing. Ten percent of the purchase price was placed into an escrow at the closing as a source for effecting indemnification payments, if any, to June Plum, Inc. The remainder of the purchase price was paid to an account that was established by the Sellers to hold proceeds from the sale and will be distributed by the Sellers following a determination of the allocation of the proceeds among the stockholders of Medsite, Inc.
     The Purchase Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. This summary of the provisions of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement.
     The terms of the Purchase Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Purchase Agreement, there was no material relationship between any of the Sellers and the Registrant, any affiliate of the Registrant, or any director or officer of the Registrant, and, to the knowledge of the Registrant, there was no material relationship between any of the Sellers and any associate of any director or officer of the Registrant.

Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired.
          As permitted by Item 9.01(a)(4) of Form 8-K, audited financial statements of the Acquired Business will be filed by amendment to this Current Report not later than 71 days following the date this Current Report is required to be filed with the Securities and Exchange Commission.
     (b) Pro Forma Financial Information.
          As permitted by Item 9.01(b)(2) of Form 8-K, pro forma financial statements of the Registrant giving effect to the acquisition of the Acquired Business will be filed by amendment to this Current Report not later than 71 days following the date this Current Report is required to be filed with the Securities and Exchange Commission.
     (d) Exhibits.
          The following exhibit is filed herewith:
2.1	Asset Purchase Agreement, dated as of July 19, 2006, among June Plum, Inc. (a wholly owned subsidiary of the Registrant), Medsite, Inc., Medsite Acquisition Corp., MedsiteCME, LLC and Medsite Pharmaceutical Services, LLC (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 25, 2006)*

*	The exhibits and schedules to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish copies of any of the exhibits and schedules to the Securities and Exchange Commission upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: September 15, 2006	By:	/s/ Lewis H. Leicher Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Asset Purchase Agreement, dated as of July 19, 2006, among June Plum, Inc. (a wholly owned subsidiary of the Registrant), Medsite, Inc., Medsite Acquisition Corp., MedsiteCME, LLC and Medsite Pharmaceutical Services, LLC (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 25, 2006)